UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2009

SMART Modular Technologies (WWH), Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-51771	20-2509518
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39870 Eureka Drive, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-623-1231

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Effective September 11, 2009, SMART Modular Technologies (WWH), Inc. (the "Company") and certain holders of the Company’s ordinary shares, including original principal investors, TPG, Francisco Partners, and Shah Capital Partners, entered into a Termination Agreement ("Termination Agreement"), which terminated the Amended and Restated Shareholders’ Agreement dated April 17, 2007 (the "Shareholders’ Agreement").

As a result of such termination, these principal investors no longer have any of the rights or obligations set forth in the Shareholders’ Agreement, which rights and obligations included, without limitation, the right to nominate for election a majority of the Company’s directors and have the other parties to the Shareholders’ Agreement vote their ordinary shares to elect to the Company’s board of directors, the persons so nominated. The Termination Agreement also terminated the right of these principal investors, acting collectively, to restrict the Company from taking certain significant actions relating to its business, its policies and its affairs.

This report contains only a summary of certain provisions of the Termination Agreement and the Shareholders’ Agreement. Accordingly, the foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Termination Agreement, which is attached as Exhibit 99.1 to this report, and the Shareholders’ Agreement filed on July 16, 2007.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Termination Agreement dated September 11, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Modular Technologies (WWH), Inc.

September 16, 2009	By:	/s/ Ann T. Nguyen

Name: Ann T. Nguyen
Title: General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Termination Agreement dated September 11, 2009